EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual report of OCM HoldCo, LLC (the “Company”) on Form 10-KSB for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission (the “Report”), I, Ronald N. Beck, a Manager of the Company and performing certain services for the Company commonly performed by the principal financial officer, do hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report fully complies with the requirements of §13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2008	By:	/s/ Ronald N. Beck
Ronald N. Beck
Manager